Exhibit 99.1

California United Bank Completes Acquisition of Premier Commercial Bank

CU Bancorp Established as Holding Company for California United Bank

Kenneth J. Cosgrove and Robert Matranga Appointed to CU Bancorp Board of Directors

ENCINO, Calif. – August 1, 2012 – California United Bank (OTCBB: CUNB) today announced the completion of its acquisition of Premier Commercial Bank N.A., a subsidiary of Premier Commercial Bancorp (OTCBB: PCBP), effective July 31, 2012. Premier Commercial Bank’s branch offices in Anaheim and Irvine/Newport Beach will now operate as full service offices of California United Bank. Concurrent with the acquisition of Premier Commercial Bank, California United Bank also announced the creation of CU Bancorp, a new bank holding company for California United Bank, and the merger of Premier Commercial Bancorp into CU Bancorp. The common stock of CU Bancorp will trade under California United Bank’s former ticker symbol “CUNB” on the Over-the-Counter Bulletin Board.

As a result of the merger of California United Bank and Premier Commercial Bank, N.A., California United Bank, has approximately $1.32 billion in assets and $1.15 billion in deposits based on June 30, 2012 reports filed with the FDIC. CU Bancorp will have a market capitalization of approximately $119.8 million based on California United Bank’s closing price on the OTCBB on July 31, 2012. CU Bancorp’s combined bank franchise now offers eight full service offices in Thousand Oaks, Encino, Santa Clarita, Simi Valley, Los Angeles, the South Bay, Anaheim and Irvine/Newport Beach.

The transaction is expected to be immediately accretive to the combined entity’s earnings per share, excluding one-time transaction expenses.

“The completion of this merger is an exciting milestone for our combined team and reflects overwhelming support by shareholders of both institutions,” said David I. Rainer, President and Chief Executive Officer of California United Bank and CU Bancorp. “We expect the combined strength of California United Bank and Premier Commercial Bank to deliver outstanding service and a broad range of financial solutions to Southern California businesses, entrepreneurs and professionals. We are particularly excited about adding Premier Commercial Bank’s award-winning expertise in SBA lending to the wide array of products already offered by California United Bank. We expect a smooth integration, and we are on track to bring Premier Commercial Bank’s operations and customers online with our platform within just four to five weeks.

“We would like to welcome the customers, shareholders and employees of Premier Commercial Bank to California United Bank. Both banks have a strong tradition of community support and active involvement in charitable organizations, and we look forward to expanding our philanthropic activities as we continue to grow our franchise in the future,” said Rainer.

The transaction is valued at approximately $42.3 million based on the closing price of California United Bank common stock on July 31, 2012. CU Bancorp will issue 3,721,442 shares of common stock to Premier Commercial Bancorp shareholders. In accordance with the Merger Agreement, all Premier Commercial Bancorp shareholders will receive 0.9923 shares of CU Bancorp common stock for each share of Premier Commercial common stock and cash in lieu of fractional shares. The receipt of CU Bancorp common stock by shareholders of Premier Commercial Bancorp is structured as a tax-free exchange.

Board Appointments

In conjunction with the closing of the merger of Premier Commercial Bancorp into CU Bancorp, Kenneth J. Cosgrove and Robert Matranga have been appointed to the Board of Directors of CU Bancorp. Mr. Cosgrove served as Chairman of the Board and Chief Executive Officer of Premier Commercial Bank since that bank’s inception. With over 30 years of bank management and consulting experience, he has been actively involved in Orange County banking since 1974. A former director of Premier Commercial Bank, Mr. Matranga is Chairman and Chief Executive Officer of Bomel Construction Inc., a full-service general contracting firm with special emphasis in concrete work. He was a co-founder of Bomel Construction over 30 years ago, acquired full control in 1988 and has directed its consistent growth and profitability to current annual revenues in excess of $100 million.

“I am delighted to welcome Ken Cosgrove and Robert Matranga to the CU Bancorp board of directors,” Rainer continued. “Their combined banking expertise and business acumen helped create one of the best community banks in Orange County, and we look forward to their contributions and guidance as we continue to expand California United Bank’s presence in Southern California.”

About California United Bank

California United Bank, which recently celebrated the seventh anniversary of its opening, provides a full range of financial services, including credit and deposit products, cash management, and internet banking for businesses, non-profits, entrepreneurs, professionals and high net worth individuals throughout Southern California from offices in the San Fernando Valley, the Santa Clarita Valley, the Conejo Valley, Simi Valley, Los Angeles, South Bay, Glendale/San Gabriel Valley and Orange County. To view California United Bank’s most recent financial information, please visit the Investor Relations section of the Bank’s Web site. Information on products and services may be obtained by calling (818) 257-7700 or visiting the Bank’s Web site at www.cunb.com.

Forward Looking Statements

Certain statements contained in this release that are not statements of historical fact constitute forward-looking statements for which CU Bancorp, California United Bank and Premier Commercial Bancorp (collectively the “Company”) each claim the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in the Company’s future filings with the Securities Exchange Commission, in press releases and in oral and written statements made by the Company or with the Company’s approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of the Company’s plans, objectives and expectations or those of its management or Boards of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the possible or assumed future financial condition, results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) difficult and adverse conditions in the global and domestic capital and credit markets and the state of California, (2) timing of system conversions, delays and difficulties in integrating or other consequences associated with mergers and acquisitions, (3) significant costs or changes in business practices required by new banking laws or regulations, (4) a more adverse than expected decline, a “double dip” recession, or continued weakness in general business and economic conditions, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense, (5) changes in market rates and prices which may adversely impact the value of financial products, (6) changes in the interest rate environment and market liquidity which may reduce interest margins and impact funding sources, (7) increased competition, (8) changes in the financial performance and/or condition of the Bank’s borrowers, (9) increases in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes, (10) earthquake, fire, pandemic or other natural disasters, (11) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, (12) changes in capital requirements or capital treatment of certain categories of debt currently considered as capital for regulatory purpose, and (13) our success at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to reflect the occurrence of unanticipated events.

For a more complete discussion of these risks and uncertainties, see the California United Bank Annual Report on Form 10-K for the year ended December 31, 2011, and particularly Part I, Item 1A, titled “Risk Factors” and CU Bancorp’s Registration Statement on Form S-4 and its Proxy/Prospectus dated June 22, 2012. These documents are available on California United Bank’s website at www.cunb.com under the Investor Relations tab.

Contact

California United Bank

David I. Rainer, President and CEO

(818) 257-7776

Karen Schoenbaum, CFO

(818) 257-7700

press@californiaunitedbank.com